Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 11, 2013, in this Amendment No. 2 to Registration Statement (Form S-1), File No. 333-187155, and the related Prospectus of Idera Pharmaceuticals, Inc. dated May 1, 2013.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 30, 2013